Exhibit 99.1

PRESS RELEASE

FTAI Announces Second Quarter 2015 Results and Prorated Dividend of $0.15 per Common Share

NEW YORK, August 11, 2015 - Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the period ended June 30, 2015. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

($ in 000s, except per share data)
Selected Financial Results(1)	Q2’15
Funds Available for Distribution (“FAD”)	$8,525
Adjusted Net Income	$1,569
Adjusted Net Income per Share	$0.02
Adjusted EBITDA	$23,815

Net Income (Loss) Attributable to Shareholders	$(837)
Basic and Diluted Earnings (Loss) per Share	$(0.01)
Net Cash Provided by Operating Activities	$8,409

1)	For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the second quarter of 2015, our total FAD was $8.5 million. This amount includes $23.4 million from equipment leasing activities, offset by $(7.9) million and $(7.0) million from infrastructure and corporate activities, respectively. Separately, we have acquired or committed to acquire approximately $150 million of aviation assets subsequent to our IPO. We believe that this acquisition activity will generate an additional $7.5 million of quarterly FAD after assuming a 20% return, and our equipment leasing activities will therefore have the potential to generate approximately $23.9 million of quarterly FAD (net of ($7.0) million impact from corporate), or $95.5 million on an annualized basis.

Second Quarter 2015 Dividend

The Company’s Board of Directors declared a cash dividend of $0.15 per common share, payable on August 31, 2015, to holders of record on August 21, 2015. The $0.15 per share represents a prorated quarterly dividend of $0.33 per share, or $1.32 per share on an annualized basis, calculated from May 20, 2015 through June 30, 2015.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on August 12, 2015 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-855-548-8666 (from within the U.S.) or 1-412-455-6183 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI Second Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on August 12, 2015 through midnight Tuesday, August 18, 2015 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 88067036.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding commitments to acquire aviation assets, assumed rates of return and expectations regarding additional FAD. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in the Company’s Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

For further information, please contact:

Alan Andreini

Investor Relations

Fortress Transportation and Infrastructure Investors LLC

(212) 798-6128

aandreini@fortress.com

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in August 2015 will be treated as a partnership distribution. The per share distribution components are as follows:

Distribution Components
U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0700
U.S. Dividend Income (3)	$0.0000
Income Not from U.S. Sources(4) / Return of Capital	$0.0800

Distribution Per Share	$0.1500

1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
3)	This income is subject to withholding under §1441 of the Code.
4)	This income is not subject to withholding under §1441 or §1446 of the Code.

It is possible that a common shareholder’s allocable share of FTAI’s taxable income may differ from the distribution amounts reflected above.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollar amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Equipment leasing revenues	$22,633	$9,751	$45,671	$17,447
Infrastructure revenues	10,931	984	21,866	984

Total revenues	33,564	10,735	67,537	18,431

Expenses
Operating expenses	17,600	2,808	32,319	3,345
General and administrative	1,989	721	2,337	948
Acquisition and transaction expenses	1,598	7,140	1,966	10,473
Management fees and incentive allocation to affiliate	3,485	1,086	5,899	1,837
Depreciation and amortization	10,765	2,792	21,327	4,623
Interest expense	4,757	755	9,572	1,572

Total expenses	40,194	15,302	73,420	22,798

Other income
Equity in earnings of unconsolidated entities	1,225	1,527	2,466	3,131
Gain on sale of equipment, net	288	2,255	291	2,215
Interest income	116	8	303	14
Other expense, net	(3)	(11)	(9)	(20)

Total other income	1,626	3,779	3,051	5,340

(Loss) Income before income taxes	(5,004)	(788)	(2,832)	973
Provision for income taxes	266	399	496	558

Net (loss) income	(5,270)	(1,187)	(3,328)	415

Less: Net (loss) income attributable to non-controlling interests in consolidated subsidiaries	(4,433)	165	(7,939)	341

Net (loss) income attributable to shareholders	$(837)	$(1,352)	$4,611	$74

(Loss) Earnings per Share:
Basic and Diluted	$(0.01)	$(0.03)	$0.08	$—
Weighted Average Shares Outstanding:
Basic	62,879,023	53,502,873	58,216,849	53,502,873
Diluted	62,879,023	53,502,873	58,216,918	53,502,873

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollar amounts in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$571,314	$22,125
Restricted cash	17,750	21,084
Accounts receivable, net	13,274	9,588
Leasing equipment, net	521,517	509,379
Finance leases, net	96,671	102,813
Property, plant, and equipment, net	282,026	228,328
Investments in and advances to unconsolidated entities	22,147	21,569
Tendered bonds	298,000	298,000
Intangible assets, net	46,408	52,041
Goodwill	115,616	115,616
Other assets	25,819	24,048

Total assets	$2,010,542	$1,404,591

Liabilities
Accounts payable and accrued liabilities	$29,263	$43,174
Debt	584,274	592,867
Maintenance deposits	35,208	35,575
Security deposits	13,065	13,622
Other liabilities	6,283	5,856

Total liabilities	668,093	691,094

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 75,718,183 and 53,502,873 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	757	535
Additional paid in capital	1,220,629	613,683
Accumulated deficit	(2,332)	—
Accumulated other comprehensive income	78	214

Shareholders’ equity	1,219,132	614,432
Non-controlling interest in equity of consolidated subsidiaries	123,317	99,065

Total equity	1,342,449	713,497

Total liabilities and equity	$2,010,542	$1,404,591

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollar amounts in thousands, unless otherwise noted)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(3,328)	$415
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated entities	(2,466)	(3,131)
Gain on sale of equipment	(291)	(2,215)
Income from forfeiture of security deposit	(1,120)	—
Equity-based compensation	2,600	—
Depreciation and amortization	21,327	4,623
Change in current and deferred income taxes	(14)	558
Change in fair value of non-hedge derivative	9	20
Amortization of lease intangibles and incentives	3,913	856
Amortization of deferred financing costs	733	73
Operating distributions from unconsolidated entities	604	4,358
Bad debt expense	159	43
Other	(159)	—
Change in:
Accounts receivable	(3,926)	(1,982)
Other assets	60	(9,399)
Accounts payable and accrued liabilities	(1,762)	11,836
Management fees payable to affiliate	(2,138)	573
Other liabilities	430	(52)

Net cash provided by operating activities	14,631	6,576

Cash flows from investing activities:
Change in restricted cash	3,334	—
Acquisition of other investment	—	(51,939)
Principal collections on finance leases	6,142	5,665
Acquisition of leasing equipment	(26,234)	(58,331)
Acquisition of property plant and equipment	(70,621)	(300)
Acquisition of lease intangibles	—	(3,745)
Acquisition of CMQR	—	(11,308)
Purchase deposit for aircraft and aircraft engines	(4,756)	—
Proceeds from sale of leasing equipment	1,500	14,132
Proceeds from sale of property, plant and equipment	125	93
Proceeds from sale of equipment held for sale	—	135
Return of capital distributions from unconsolidated entities	1,284	2,403

Net cash used in investing activities	$(89,226)	$(103,195)

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollar amounts in thousands, unless otherwise noted)

	Six Months Ended June 30,
	2015	2014
Cash flows from financing activities:
Proceeds from debt	$200	$—
Repayment of debt	(8,633)	(4,761)
Receipt of security deposits	1,025	1,074
Return of security deposits	(219)	(350)
Receipt of maintenance deposits	4,330	1,174
Release of maintenance deposits	(5,842)	—
Proceeds from issuance of common shares	354,057	—
Common shares issuance costs	(1,711)	—
Capital contributions from shareholders	295,879	159,100
Capital distributions to shareholders	(44,917)	(8,410)
Capital contributions from non-controlling interests	29,869	—
Capital distributions to non-controlling interests	(254)	(233)

Net cash provided by financing activities	623,784	147,594

Net increase in cash and cash equivalents	549,189	50,975
Cash and cash equivalents, beginning of period	22,125	7,236

Cash and cash equivalents, end of period	$571,314	$58,211

Key Performance Measures

Management utilizes Adjusted Net Income and Adjusted EBITDA as performance measures. Adjusted Net Income is the key performance measure and reflects the current management of our businesses and provides us with information necessary to assess operational performance as well as make resource and allocation decisions. Adjusted Net Income should not be considered as an alternative to net income attributable to shareholders as determined in accordance with Generally Accepted Accounting Principles (“GAAP”).

Adjusted Net Income is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, and equity in earnings of unconsolidated entities; (b) to include the impact of cash income tax payments, our pro-rata share of the Adjusted Net Income from unconsolidated entities (collectively “Adjusted Net Income”), and (c) to exclude the impact of the non-controlling share of Adjusted Net Income. We evaluate investment performance for each reportable segment primarily based on Adjusted Net Income. We believe that net income attributable to shareholders as defined by GAAP is the most appropriate earnings measurement with which to reconcile Adjusted Net Income.

The following table presents our consolidated reconciliation of Net Income attributable to shareholders to Adjusted Net Income for the three and six months ended June 30, 2015 and June 30, 2014:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)
Net (Loss) income attributable to shareholders	$(837)	$(1,352)	$4,611	$74

Add: Provision for income taxes	266	399	496	558
Add: Equity-based compensation expense	1,180	—	2,600	—
Add: Acquisition and transaction expenses	1,598	7,140	1,966	10,473
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	1	11	9	20
Add: Asset impairment charges	—	—	—	—
Add: Pro-rata share of Adjusted Net Income from unconsolidated entities (1)	1,225	1,527	2,466	3,131
Add: Incentive allocations	—	—	—	—
Less: Cash payments for income taxes	(313)	—	(510)	—
Less: Equity in earnings of unconsolidated entities	(1,225)	(1,527)	(2,466)	(3,131)
Less: Non-controlling share of Adjusted Net Income (2)	(326)	—	(680)	—

Adjusted Net Income	$1,569	$6,198	$8,492	$11,125

1)	Pro-rata share of Adjusted Net Income from unconsolidated entities includes the Company’s proportionate share of the unconsolidated entities’ net income adjusted for the excluded and included items detailed in the table above, for which there were no adjustments.
2)	Non-controlling share of Adjusted Net Income is comprised of the following for the three months ended June 30, 2015: (i) equity-based compensation of $(377), (ii) provision for income tax of $(20), and (iii) cash tax payments of $71. Non-controlling share of Adjusted Net Income is comprised of the following for the six months ended June 30, 2015: (i) equity-based compensation of $(731), (ii) provision for income tax of $(20), and (iii) cash tax payments of $71.

In addition, we view Adjusted EBITDA as a secondary measurement to Adjusted Net Income, which serves as a useful supplement to investors, analysts and management to measure operating performance of deployed assets and to compare the Company’s operating results to the operating results of our peers and between periods on a consistent basis. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense; (b) to include the impact of principal collections on direct finance leases (collectively, “Adjusted EBITDA”) and our pro-rata share of Adjusted EBITDA from unconsolidated entities; and (c) to exclude the impact of equity in earnings of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of Net Income attributable to shareholders to Adjusted EBITDA for the three and six months ended June 30, 2015 and June 30, 2014:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)
Net (loss) income attributable to shareholders	$(837)	$(1,352)	$4,611	$74
Add: Provision for income taxes	266	399	496	558
Add: Equity-based compensation expense	1,180	—	2,600	—
Add: Acquisition and transaction expenses	1,598	7,140	1,966	10,473
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	1	11	9	20
Add: Asset impairment charges	—	—	—	—
Add: Incentive allocations	—	—	—	—
Add: Depreciation & amortization expense (3)	12,522	3,496	25,240	5,479
Add: Interest expense	4,757	755	9,572	1,572
Add: Principal collections on direct finance leases	3,201	2,967	6,142	5,665
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	5,406	8,337	10,831	16,595
Less: Equity in earnings of unconsolidated entities	(1,225)	(1,527)	(2,466)	(3,131)
Less: Non-controlling share of Adjusted EBITDA (5)	(3,054)	(91)	(6,037)	(183)

Adjusted EBITDA	$23,815	$20,135	$52,964	$37,122

3)	Depreciation and amortization expense includes $10,765 and $2,792 of depreciation and amortization expense, $1,697 and $704 of lease intangible amortization, and $60 and $0 of amortization for lease incentives in the three months ended June 30, 2015 and 2014, respectively. Depreciation and amortization expense includes $21,327 and $4,623 of depreciation and amortization expense, $3,793 and $856 of lease intangible amortization, and $120 and $0 of amortization for lease incentives in the six months ended June 30, 2015 and 2014, respectively.
4)	The Company’s pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the three months ended June 30, 2015 and 2014: (i) net income of $1,172 and $1,454, (ii) interest expense of $415 and $641, (iii) depreciation and amortization expense of $307 and $343, and (iv) principal collections of finance leases of $3,512 and $5,899, respectively. The Company’s pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the six months ended June 30, 2015 and 2014: (i) net income of $2,357 and $2,981, (ii) interest expense of $948 and $1,273, (iii) depreciation and amortization expense of $611 and $682, and (iv) principal collections of finance leases of $6,915 and $11,659, respectively.
5)	Non-controlling share of Adjusted EBITDA is comprised of the following items for the three months ended June 30, 2015 and 2014: (i) equity based compensation of $377 and $0, (ii) provision for income taxes of $20 and $0, (iii) interest expense of $1,207 and $35, and (iv) depreciation and amortization expense of $1,450 and $56, respectively. Non-controlling share of Adjusted EBITDA is comprised of the following items for the six months ended June 30, 2015 and 2014: (i) equity based compensation of $731 and $0, (ii) provision for income taxes of $20 and $0, (iii) interest expense of $2,445 and $71, and (iv) depreciation and amortization expense of $2,841 and $112, respectively.

The Company uses Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. The Company believes FAD will be a useful metric for investors and analysts for similar purposes. The Company defines FAD as: net cash provided by (used in) operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of net cash provided by operating activities to FAD for the six months ended June 30, 2015 and 2014:

	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
	(in thousands)
Net Cash Provided by Operating Activities	$14,631	$6,576
Add: Principal Collections on Finance Leases	6,142	5,665
Add: Proceeds from sale of assets	1,625	14,360
Add: Return of Capital Distributions from Unconsolidated Entities	1,284	2,403
Less: Required Payments on Debt Obligations	(8,633)	(4,761)
Less: Capital Distributions to Non-Controlling Interest	(254)	(233)
Exclude: Changes in Working Capital	7,336	(976)

Funds Available for Distribution (FAD)	$22,131	$23,034

The following tables set forth a reconciliation of net cash provided by operating activities to FAD for the three and six months ended June 30, 2015:

	Three Months Ended June 30, 2015
	(in thousands)
	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$23,433	$(7,860)	$(7,048)	$8,525

Less: Principal Collections on Finance Leases				(3,201)
Less: Proceeds from sale of assets				(1,504)
Less: Return of Capital Distributions from Unconsolidated Entities				(351)
Add: Required Payments on Debt Obligations				4,378
Add: Capital Distributions to Non-Controlling Interest				143
Include: Changes in Working Capital				419

Net Cash Provided by Operating Activities				$8,409

	Six Months Ended June 30, 2015
	(in thousands)
	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$44,809	$(12,501)	$(10,177)	$22,131

Less: Principal Collections on Finance Leases				(6,142)
Less: Proceeds from sale of assets				(1,625)
Less: Return of Capital Distributions from Unconsolidated Entities				(1,284)
Add: Required Payments on Debt Obligations				8,633
Add: Capital Distributions to Non-Controlling Interest				254
Include: Changes in Working Capital				(7,336)

Net Cash Provided by Operating Activities				$14,631

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP and it is not the only metric that should be considered when evaluating the Company’s ability to meet its stated dividend policy. Specifically: (i) FAD does not include equity capital raised, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations; (ii) FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified; (iii) While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases; (iv) FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity; (v) FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments; (vi) FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences which are not meaningful to the Company’s distribution decisions; and (vii) Management has significant discretion to make distributions and the Company is not bound by any contractual provision that requires it to use cash for distributions. If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.